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                                  EXHIBIT h.(x)

                              Amendment Number 3 to
             Amended and Restated Administrative Services Agreement
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                              AMENDMENT NUMBER 3 TO
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

         The Amended and Restated Administrative Services Agreement between Hartford Life Insurance Company ("Company") and the Hartford HLS Funds dated September 30, 1998 (the "Agreement") is hereby amended to include Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund as additional Funds. All provisions in the Agreement shall also apply to these five additions.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.


                           HARTFORD SERIES FUND, INC.
                           on behalf of:
                           Hartford Focus HLS Fund
                           Hartford International Capital Appreciation HLS Fund Hartford International Small Company HLS Fund Hartford MidCap Value HLS Fund
                           Hartford Value HLS Fund


                           By: /s/ David M. Znamierowski
                               ----------------------------------------
                                   David M. Znamierowski
                                   President


                           Hartford Life Insurance Company


                           By: /s/ David M. Znamierowski
                               ----------------------------------------
                                   David M. Znamierowski
                                   Senior Vice President